SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K/A
(Amendment No. 1)
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-32143

Date of Report: January 25, 2008

ECOSYSTEM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	20-3148296
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

One Penn Plaza, Suite 1612, New York, NY	10119
(Address of principal executive offices)	(Zip Code)
(212) 994-5374
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment No. 1

This amendment is being filed in order to file a complete copy of Exhibit 10-a and to revise the relevant disclosure with respect to a guaranty provided by the Company in January 2008, which guaranty was subsequently terminated on June 30, 2009.

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03                      CREATION OF A DIRECT FINANCIAL OBLIGATION

On January 25, 2008, a financing was completed that resulted in the Company becoming the guarantor of certain debt due to YA Global Investments, LP (“YAGI”) from GS COES (Yorkville I), LLC, a subsidiary of GreenShift Corporation. The Company entered into the guaranty because it expected to be the beneficiary of the projects being funded through credit made available to GS COES by YAGI. Repayment of the amounts due to YAGI was also guaranteed by Kevin Kreisler, the Company’s chairman, and his holding company, Viridis Capital, LLC, the majority shareholder of the Company. The Company’s agreement to guaranty the amounts due to YAGI was terminated on June 30, 2009.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

10-a	Credit Agreement dated January 11, 2008 between GS COES (Yorkville I) LLC and YA Global Investments, LP

10-b
Global Guaranty Agreement dated January 11, 2008 among Viridis Capital LLC, Kevin Kreisler, GreenShift Corporation, GS AgriFuels Corporation, GS CleanTech Corporation, each of their subsidiaries, and YA Global Investments, LP. - Previously Filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 2, 2010                                                                          ECOSYSTEMCORPORATION

            By: /s/ Kevin Kreisler
                             Kevin Kreisler, Chairman